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                                                                EXHIBIT 99.2


                             UNITED REFINING COMPANY

                          NOTICE OF GUARANTEED DELIVERY
                    (Not to be used for Signature Guarantee)


         As set forth in the Prospectus dated __________________ , 1997 (the "Prospectus"), in the section entitled "The Exchange Offer-Procedures for Tendering" and in the accompanying Letter of Transmittal (the "Letter of Transmittal") and Instruction 1 thereto, this form or one substantially equivalent thereto must be used to accept the Exchange Offer if certificates representing outstanding 10 3/4% Series A Senior Notes due 2007 (the "Original Notes") of United Refining Company, a Pennsylvania corporation, are not immediately available or time will not permit such holder's Original Notes or other required documents to reach the Exchange Agent, or complete the procedures of book entry transfer, prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer. This form may be delivered by hand or sent by overnight courier, facsimile transmission or registered or certified mail to the Exchange Agent and must be received by the Exchange Agent prior to 5:00 p.m. New
York City time on              , 1997.

         To:     IBJ Schroder Bank & Trust Company, as Exchange Agent

                 By Registered or Certified Mail:

                 IBJ Schroder Bank & Trust Company
                 P. O. Box 84
                 Bowling Green Station
                 New York, New York 10274-0084
                 Attention: Reorganization Operations Department

                 By Overnight Courier or By Hand:

                 IBJ Schroder Bank & Trust Company
                 One State Street
                 New York, New York 10004
                 Attention: Securities Processing Window, Subcellar One (SC-1)

                 By Facsimile:  (212) 858-2611

                 Confirm by Telephone:  (212) 858-2103

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.